Exhibit 99.1

Contact:	Tricia J. Richardson
Novavax, Inc.
240-268-2031
Novavax Appoints Stanley Erck to Board of Directors
Rockville, MD – June 26, 2009 – Novavax, Inc. (Nasdaq: NVAX) announced today the appointment of Stanley Erck to the company’s Board of Directors. Mr. Erck has more than twenty five years of experience in the biotechnology and health-care industries and served most recently as President and Chief Executive Officer of Iomai Corporation, a developer of vaccines and immune system therapies that was acquired in 2008 by Intercell. Previously, Mr. Erck was President and Chief Executive Officer of Procept, a publicly traded immunology company, Vice President of Corporate Development at Integrated Genetics (now Genzyme), and in management positions at Baxter International. His appointment brings the number of Novavax board members to nine.
John Lambert, Chairman of the Board of Novavax, stated: “We are pleased to have Stanley Erck join our board and bring his pharmaceutical knowledge and many years of experience in vaccine development to our company. He has a strong record of achievement in building successful companies, a keen understanding of the market for infectious disease products and valuable experience in working with public health agencies. We welcome his anticipated contributions to our future success as we expand our pipeline of promising vaccine candidates.”
Mr. Erck is also a Director of BioCryst Pharmaceuticals, MaxCyte, Inc. and MdBio Foundation. He received his undergraduate degree from the University of Illinois and his masters in business administration from the University of Chicago.
ABOUT NOVAVAX
Novavax, Inc. (Nasdaq: NVAX) is a clinical-stage biotechnology company creating novel vaccines, including H1N1, to address a broad range of infectious diseases worldwide using advanced proprietary virus-like-particle (VLP) technology. The company produces these VLP-based, potent, recombinant vaccines utilizing new and efficient manufacturing approaches. Additional information about Novavax is available at www.novavax.com and in the company’s various filings with the Securities and Exchange Commission.
Forward Looking Statement
Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding revenues, operating expenses, cash burn, and clinical developments and anticipated milestones are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Novavax cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the Company’s ability to progress any product candidates in preclinical or clinical trials; the scope, rate and progress of its preclinical studies and clinical trials and other research and development activities; clinical trial results; current results may not be predictive of future results; even if the data from preclinical studies or clinical trials is positive, the product may not prove to be safe and efficacious; Novavax’s pilot plant facility is subject to extensive validation and FDA inspections, which may result in delays and increase d costs; our ability to enter into future collaborations with industry partners and the government and the terms, timing and success of any such collaboration; the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; our ability to obtain rights to technology; competition for clinical resources and patient enrollment from drug candidates in development by other companies with greater resources and visibility; our ability to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity or debt financing or otherwise; the maturity of the convertible notes on July 15, 2009; general business conditions; competition; business abilities and judgment of personnel; and the availability of qualified personnel. Further information on the factors and risks that could affect Novavax’s business, financial conditions and results of operations, is contained in Novavax’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and Novavax assumes no duty to update forward-looking statements.
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